UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 24, 2019 (April 19, 2019)

SYNCHRONOSS TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52049	06-1594540
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Crossing Boulevard, 8th Floor Bridgewater, New Jersey	08807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 620-3940

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On April 19, 2019, James M. McCormick and Donnie M. Moore notified the Board of Directors (the “Board”) of Synchronoss Technologies, Inc. (the “Company”) that they did not intend to stand for re-election at the Company’s 2019 Annual Meeting of Stockholders (the “Annual Meeting”) so that they may devote their full time and efforts to other commitments.  The Company thanks Messrs. McCormick and Moore for their dedicated service and valuable contributions as members of the Board since 2000 and 2007, respectively.  In accordance with the Company’s Certificate of Incorporation and Bylaws, the Board will reduce the number of directors of the Company to ten effective upon the expiration of Messrs. McCormick’s and Moore’s terms at the Annual Meeting.  The Board will appoint one of the other current directors to succeed Mr. McCormick as a member of the Compensation Committee of the Board effective upon the expiration of Mr. McCormick’s term. The Board will appoint one of the other current directors to succeed Mr. Moore as a member and/or Chairman of the Audit Committee of the Board effective upon the expiration of Mr. Moore’s term.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2019	SYNCHRONOSS TECHNOLOGIES, INC.

	By:	/s/ David D. Clark
		Name:	David D. Clark
		Title:	Chief Financial Officer